Exhibit 4.1

                             [FORM OF STOCK CERTIFICATE]

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                              SHARE CERTIFICATE OF

                       MEDIA CENTURY INTERNATIONAL LIMITED

                   INCORPORATED IN THE BRITISH VIRGIN ISLANDS

 Authorised Capital: US$50,000 divided into 500,000 shares of US$0.10 par value



THIS IS TO CERTIFY THAT THE UNDERSIGNED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

-------------------------- ---------------- -------------------------------- --------------------- ---------------
SHAREHOLDER                 NO OF SHARES          DISTINCTIVE NUMBERS         CERTIFICATE NUMBER   DATE OF ISSUE
-------------------------- ---------------- -------------------------------- --------------------- ---------------
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------
                                                 FROM              TO
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------
-------------------------- ---------------- ---------------- --------------- --------------------- ---------------

-------------------------- ---------------- ---------------- --------------- --------------------- ---------------


GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF



___________________                                 ______________________

         DIRECTOR                                   DIRECTOR/SECRETARY